EXHIBIT 6.48

                           GENERAL SECURITY AGREEMENT


THIS AGREEMENT made effective December 27, 2000.


BY:

          iQ POWER TECHNOLOGY INC., a body corporate duly incorporated under the Canada Business Corporations Act, registered to do business in the Province of British Columbia, and having an office at 1111 West Hastings Street, Suite 708-A, Vancouver, British Columbia, Canada, V6E 2J3

          Telecopier: (604) 689-7709

          (hereinafter referred to as the "Debtor")

                                                             OF THE FIRST PART

IN FAVOUR OF:

          JOHN LAWSON, a businessman, having an address at 527 Chemin de L'Anse, Vaudreuil-Dorion, PQ, Canada J7V 3P8

          Telecopier:  (450) 424-2893

          (hereinafter referred to as the "Creditor")

                                                            OF THE SECOND PART

NOW THEREFORE THIS AGREEMENT WITNESSETH that for $1 and other good and valuable consideration now paid by the Creditor to the Debtor, the receipt and sufficiency of which is hereby acknowledged, the Debtor agrees with the Creditor as follows:

ARTICLE 1  CREATION OF SECURITY INTEREST

1.01 The Debtor hereby grants to the Creditor a security interest in the Collateral referred to in Section 2.01 hereof, to secure the payment or performance of all obligations, indebtedness and liabilities of the Debtor to the Creditor, whether incurred prior to, at the time of or subsequent to the execution hereof, including extensions or renewals, and all other liabilities of the Debtor to the Creditor, direct or indirect, wheresoever and howsoever incurred and any ultimate unpaid balance thereof, including, without restricting the generality of the foregoing, future advances to the Debtor under fixed or revolving credits established from time to time and letters of credit whether or not drawn upon, issued by the Creditor with respect to the Debtor.

1.02 The security interests created by this Agreement are intended to attach to existing Collateral when the Debtor signs this Agreement and to after-acquired Collateral immediately upon the Debtor acquiring any rights in such Collateral, the general intent of the parties being not to postpone the attachment of any security interest created by this Agreement.



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ARTICLE 2  COLLATERAL

2.01 The Collateral subject to the security interests created herein is, subject to any specific exclusions contained herein, the property of the Debtor described in the Schedule of Collateral hereto (herein referred to as the "Collateral").

The Debtor shall stand possessed of the reversion remaining in the Debtor of any leasehold premises, for the time being demised, as may be exclude from the definition of Collateral, upon trust to assign and dispose thereof as the Creditor shall direct; and upon any sale of the leasehold premises, or any part thereof, the Creditor for the purpose of vesting the aforesaid reversion of any such term or any renewal thereof in the place of the Debtor and divest the same accordingly in the new trustee or trustees so appointed freed and discharged from any obligations respecting the same.

The security interest shall be a general and continuing security interest notwithstanding any dealing by the Creditor with the Debtor or any other person claiming under or with respect to the Debtor or the Collateral, notwithstanding any other title retention agreement, commercial pledge, right of re-sale, security interest or other encumbrance whatsoever, and notwithstanding that the indebtedness of the Debtor to the Creditor may be reduced to a nil balance or be repaid and further advances made from time to time.

ARTICLE 3  SALES IN ORDINARY COURSE OF BUSINESS

3.01 The Debtor shall not have the right to sell, lease or dispose of any of the Collateral except for a sale in the ordinary course of business upon customary sales terms for value received and then only upon the express condition that on or before delivery to a third party the Debtor shall secure full settlement of the entire purchase price for the Collateral so sold in cash, notes, chattel paper or other property in form satisfactory to the Creditor. Until the Debtor shall have made settlement with the Creditor of the full amount due to the Creditor with respect to all such Collateral sold or disposed of by the Debtor, the Debtor shall aggregate such cash, notes, chattel paper or other property and hold the same in trust for the Creditor and the Creditor shall have a security interest therein. The Debtor shall be entitled to transfer such notes or chattel paper free of such trust if at or prior to the time of such transfer the payment due from Debtor to the Creditor shall be assured to the satisfaction of the Creditor.

ARTICLE 4  WARRANTIES OF DEBTOR

4.01 The Debtor hereby warrants to the Creditor that:

a. if it is a corporation then it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and it is qualified to conduct its business in British Columbia, and the execution, delivery and performance hereto are within its corporate powers, have been duly authorized and do not contravene, violate or conflict with any law or the terms of its constating documents or any indenture or agreement to which it is a party;

b. except for the security interests granted hereby and any expressly permitted security interests having priority over the security interests granted hereby, the Debtor is or will be the owner of, or have an interest in, the Collateral free from any adverse liens, security interest or encumbrances, and agrees that it will defend the Collateral against all claims and demands of all persons, firms or bodies corporate at any time claiming the same or any interest therein;


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c.   the security  interests  herein are given and taken as additional  security for the payment of the monies payable under other security instruments between the Debtor and the Creditor, and not in substitution therefor; and

d. the Collateral does not include any goods or assets of the Debtor that are consumer goods as defined in the Personal Property Security Act. of British Columbia.

ARTICLE 5 UNDERTAKINGS OF DEBTOR

5.01 The Debtor hereby undertakes to:

a. promptly pay all obligations, indebtedness and liabilities owing to the Creditor as they become due or are demanded;

b. maintain the Collateral in good condition and repair and provide adequate storage facilities to protect the Collateral and not permit the value of the Collateral to be impaired, reasonable wear and tear excepted;

c. not, without the consent in writing of the Creditor, create any security interest, mortgage, hypothecate, charge, lien or other encumbrance upon the Collateral or any part thereof ranking or purporting to rank in priority to or pari passu with the security interests created by this Agreement, except that the Debtor may create a purchase money security interest in Collateral hereafter acquired but only if such interest is perfected and notification thereof is given to the Creditor pursuant to the provisions of the Personal Property Security Act of British Columbia.

d. defend the title to the Collateral against all persons, firms or bodies corporate claiming any interest in the Collateral or any part thereof;

e. not, without the prior written consent of the Creditor remove the Collateral or any part thereof from the location where the Debtor carries on its business within the Province of British Columbia, except for rentals, machinery demonstrations, repairs and maintenance in the ordinary course of business which shall take place within the said Province;

f. pay all taxes, assessments, and levies or charges from any source which may be assessed against the Collateral or any part thereof or which may result in a lien against the Collateral or any part thereof and insure the Collateral for loss or destruction by fire, wind storm and such other perils stipulated by the Creditor in an amount not less than the full insurable value of the Collateral or the amount from time to time hereby secured, whichever is lesser, with appropriate endorsement to secure the Creditor as its interest shall appear. In the event the Debtor shall fail to provide adequate insurance when required to do so or to pay any of the said taxes, assessments, levies or charges the Creditor may, without notice, at its option, but without any obligation or liability so to do, procure insurance and pay taxes or other charges and add said sums to the balance of the debt hereby secured or claim from the Debtor immediate reimbursement of such sums;

g. keep, at the principal place of business of the Debtor, accurate books and records of the Collateral and furnish at the request of the Creditor from time to time, in writing, all information requested relating to the Collateral or any part thereof and the Creditor shall be

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     entitled from time to time to inspect the aforesaid  Collateral and to take temporary custody of and make copies of all documents relating to Accounts Receivable and for such purposes the Creditor shall have access to all premises occupied by the Debtor or where the Collateral or any of it may be found;

h. duly observe and conform to all valid requirements of a governmental authority relative to any of the Collateral and all covenants, terms and conditions upon or under which the Collateral is held;

i. do, make and execute, from time to time at the Creditor's request, all such financing statements, further assignments, documents, acts, matters and things as may be reasonably required by the Creditor of or with respect to Collateral or any part thereof or as may be required to give effect to these presents, and the Debtor hereby constitutes and appoints the Creditor or any received, manager or receiver-manager appointed by the Court or the Creditor (all of whom are hereinafter referred to as the "Receiver") as hereafter set out, the true and lawful attorney of the Debtor irrevocably will full power of substitution to do, make and execute all such assignments, documents, act, matters or things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient;

j. give immediate notice to the Creditor in the event of a change of the corporate or trade name of the Debtor; and

k. pay, on demand of the Creditor, all reasonable expenses, including solicitor's fees and disbursements and all the remuneration of any Receiver appointed hereunder, incurred by the Creditor in the preparation, perfection and enforcement of this Agreement.

ARTICLE 6 MAINTAIN SECURITY INTEREST

6.01 The Debtor shall pay all expenses and, upon request, take any action reasonably deemed advisable by the Creditor to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce the Creditor's interest in it or rights under this Agreement. If the Debtor fails to act as required by this Agreement, the Creditor is authorized, in the Debtor's name, to take any such action, including without limitation, signing the Debtor's name or paying any amounts so required, and the cost thereof shall be one of the debts and liabilities secured hereunder.

ARTICLE 7  DEFAULT

7.01 The Creditor may, at its option, in writing, declare the Debtor to be in default under this Agreement, and may declare the whole or any part of the unpaid balance of any obligations, indebtedness and liabilities secured by this Agreement immediately due and payable, or may do either, if any of the following events occurs:

a. the Debtor fails to pay when due any of the obligations, indebtedness or liabilities secured by this Agreement;

b. the Debtor fails to perform any term, condition, provision, covenant or undertaking of this Agreement or any other agreement between the Debtor and the Creditor;



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c.   the Debtor ceases or threatens to cease to carry on its  business,  commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or proposes a compromise or arrangement to its creditors;

d. any proceeding is taken with respect to a compromise or arrangement or to have the Debtor declared bankrupt or wound up or to have a receiver appointed of any part of the Collateral or if any encumbrancer take possession of any part thereof;

e. any execution, sequestration or extent or any other process of any Court becomes enforceable against the Debtor or it any distress or analogous process is levied upon the Collateral or any part thereof;

f. the occurrence of loss, theft, damage or destruction of the Collateral not covered by adequate insurance containing a loss payable clause for the protection of the Creditor as its interest may appear;

g. any representation, warranty or statement made by or on behalf of the Debtor to the Creditor is untrue in any material respect at the time when it was made;

h. if the Debtor is a corporation, there is, in the Creditor's reasonable opinion, a change in effective control of the Debtor, or if the Debtor is a partnership, there is a dissolution or change in the membership of the partnership;

i. the Debtor becomes insolvent or bankrupt or makes a proposal or files an assignment for the benefit of creditors under the Bankruptcy Act of Canada or similar legislation in Canada or any other jurisdiction; a petition in bankruptcy is filed against the Debtor; or, if the Debtor is a corporation, steps are taken under any legislation by or against the Debtor seeking its liquidation, winding-up, dissolution, or any arrangement or compromise of its debts;

j. a receiver, trustee, custodian or other similar official is appointed in respect of the Debtor or any of the Debtor's property; or

k. if the Creditor in good faith believes upon commercially reasonable grounds, that the prospect of payment of performance on the part of the Debtor of any of its obligations is, or is about to be, impaired or that the Collateral, or any part thereof, is, or is about to be, in jeopardy including danger of being lost, damages or confiscated.

ARTICLE 8  ENFORCEMENT AND REMEDIES

8.01 Upon default the security interests granted hereby shall become enforceable and the Creditor shall have all the rights and remedies available to it under the Personal Property Security Act of British Columbia as amended from time to time as well as any other applicable laws and, but so as not to restrict the generality of the foregoing, the following rights and remedies:

a. the Creditor may appoint by instrument in writing a Receiver of all or any part of the Collateral and remove or replace such Receiver from time to time or may institute proceedings in any Court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver or Receivers so appointed shall have power to take possession of the Collateral hereby charged or to carry on the business of the Debtor and to concur in selling any of such


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     Collateral or any part thereof, and for such purposes to occupy and use any real or personal property of the Debtor without charge therefor for so long as may be necessary;

b. the Creditor may demand that the Debtor assemble the Collateral or any part thereof, in any convenient place designated by the Creditor and deliver possession of all of the Collateral or part thereof to the Creditor;

c. the Creditor may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral, and to that end the Debtor agrees that the Creditor may by its servants, agents or Receiver at any time during the day or night enter upon lands and premises, and if necessary break into the houses, buildings and other enclosures where the Collateral may be found for the purpose of taking possession of and removing the Collateral or any part thereof;

d. the Creditor may seize, collect, realize, borrow money on the security of, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Debtor (except as other required by any applicable law);

e. the Creditor may charge the Debtor for any expense incurred by the Creditor (including taxes, insurance, legal, accounting and Receiver fees) in protecting, seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral or any part thereof and may add the amount of such sums to the indebtedness of the Debtor;

f. the Creditor may elect to retain all or any part of the Collateral in satisfaction of the obligations, indebtedness and liabilities of the Debtor to the Creditor;

g. the Creditor may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other securities as the Creditor may see fit without prejudice to the liability of the Debtor or the Creditor's right to hold and realize the Collateral;

h. in the event of the Creditor taking possession of the Collateral, or any part thereof in accordance with the provisions of this Agreement, the Creditor shall have the right to maintain the same upon the premises on which the Collateral may then be situate and for the purpose of such maintaining shall be entitled to the free use and enjoyment of all necessary buildings, premises, housing, stabling, shelter and accommodation for the proper maintaining, housing and protection of the Collateral so taken possession of by the Creditor as aforesaid, and for its servant or servants, assistant or assistants and the Debtor convenants and agrees to provide the same without cost or expense to the Creditor until such time as the Creditor shall determine in its discretion to remove, sell or otherwise dispose of the Collateral so taken possession of by it as aforesaid;

i. to facilitate the realization of the Collateral, the Creditor or its Receiver may carry on or concur in the carrying on of all or part of the business of the Debtor and may, to the exclusion of all others, including the Debtor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of the Debtor or occupied or used by the Debtor, and use all or any of the tools, machinery and


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     equipment of the Debtor for such time as the Creditor or Receiver sees fit, free of charge, to manufacture or complete the manufacture of any inventory and to pack and ship the finished product, and the Creditor or Receiver shall not be liable to the Debtor for any neglect in so doing or in respect of any rent, rent charges, depreciation or damages in connection with such actions;

j. the Creditor may, if it deems it necessary for the proper realization of all or any part of the Collateral, pay any encumbrance, lien, claim or charge that may exist or be threatened against the same and in every such case the amounts so paid together with costs, charges and expenses incurred in connections therewith shall be added to the obligations of the Debtor to the Creditor at the date of payment thereof by the Creditor;

k. the Creditor may sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefore and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Creditor may seem reasonable, provided that, if any sale is on credit, the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

l. all monies collected or received by the Creditor in respect of the Collateral may be applied on account of such parts of the indebtedness and liability of the Debtor as to the Creditor seems best or may be held unappropriated in a Collateral account or in the discretion of the Creditor may be released to the Debtor, all without prejudice to the Creditor's claims upon the Debtor.

8.02 The rights and remedies herein conferred upon the Creditor shall be cumulative and not alternative and shall be in addition to and not in substitution for or in derogation of rights and remedies conferred by the Personal Property Security Act of British Columbia as amended from time to time and any other applicable laws.

ARTICLE 9 WAIVER

9.01 The Creditor may permit the Debtor to remedy any default without waiving the default so remedied and the Creditor may waive any default without having waived any other subsequent or prior default by the Debtor. A waiver shall only be binding on the Creditor if it has been given in writing.

9.02 The Debtor shall not be discharged by any extension of time, additional advances, renewals, and extensions, the taking of further security, releasing security, extinguishment of any of the security interests created herein as to all or any part of the Collateral, the failure to perfect the security or any other act except a release or discharge of the said security interests upon the full payment of the obligations, indebtedness and liabilities secured by this Agreement, including, charges, expenses, fees, costs and interest.

9.03 The Debtor waives the right to receive any verification statements or financing statements related to this Agreement.



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ARTICLE 10  NON-LIABILITY OF THE CREDITOR

10.01 The Creditor shall not be liable or accountable for any failure to seize, collect, realize, sell or obtain payment of the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payments of the same or for the purpose of preserving any rights of the Creditor, the Debtor, or any other person, firm or body corporate in respect of same. The Creditor shall use reasonable care in the custody and preservation of Collateral it has taken into its possession and the Debtor hereby agrees that the Creditor shall not be obliged to preserve any rights against other persons or take any steps to preserve any rights of the Debtor with respect to Other Personal Property including any instrument, security or chattel paper included in the Collateral.

ARTICLE 11  ADDITIONAL SECURITY

11.01 This Agreement is in addition to and not in substitution for any other agreement between the parties creating a security interest in all or part of the Collateral, whether heretofore or hereafter made, and the terms of such other agreement or agreements shall be deemed to be continued unless expressly provided to the contrary in writing and signed by the parties.

ARTICLE 12  ATTACHMENT

12.01 Subject to Section 12.02 the Debtor warrants and acknowledges that value has been given and that the Debtor and the Creditor intend the security interests created by this Agreement to attach upon the execution of this Agreement and that value has been given and that the Debtor has rights in the Collateral.

12.02 With respect to any part of the Collateral to be acquired by the Debtor after the date hereof, the Debtor warrants and acknowledges that the Debtor and the Creditor intend the security interests created by this Agreement to attach as soon as the Debtor has rights therein.

ARTICLE 13  FUTURE ADVANCES

13.01 Nothing herein contained including the execution of this Agreement nor the perfection of any of the security interests contained herein shall obligate the Creditor to make any advance or future advance or loan or renewal or extension of any indebtedness or liability of the Debtor whatsoever.

ARTICLE 14  NOTICES

14.01 Notwithstanding anything herein contained and whether or not expressly stipulated herein, every notice or other communication contemplated hereby or otherwise relating hereto shall be in writing. Every notice required or permitted to be communicated hereunder, may be:

a. served personally by leaving it with the party to whom it is to be communicated;

b.   communicated by telecopy to the party to whom it is to be communicated; or

c. mailed by pre-paid registered mail (with acknowledgement of receipt requested) to the party to whom it is to be communicated.


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If a notice is  served  personally,  it shall be  deemed  to have  been  validly communicated to and received by the party to whom it was addressed on the date on which it was delivered. If a notice is communicated by telecopy, it shall be deemed to have been validly communicated to and received by the party to whom it was addressed on the expiry of eight hours after it was transmitted or 9:00 o'clock a.m. (according to the time zone of the party to whom it was addressed) on the day following its transmission, whichever is later. If a notice is mailed as aforesaid, it shall be deemed to have been validly communicated to and to have been received by the addressee thereof on the earlier of the date of its receipt or the eleventh day following the mailing thereof on the earlier of the date of its receipt or the eleventh day following the mailing thereof in Canada, provided that no party shall mail any notice during any period during which Canadian postal workers, whether in the whole of Canada, or in any region thereof where a notice is to be communicated, are on strike, are withholding of services or lock-out is threatened or has just been terminated so that, in the result, it may be adversely affected. Any address as provided for in this Section may be changed by written notice as contemplated by this Section, and the respective addresses of the parties hereto for the communication of notice shall be as set forth on the first page of this Agreement.

ARTICLE 15  HEADINGS

15.01 All headings used in this Agreement have been inserted for convenience of reference only and are not intended to assist in the interpretation of any of the provisions of this Agreement unless expressly referred to in the provisions of this Agreement.

ARTICLE 16  GENERAL

16.01 In this Agreement:

a. "Act" means the Personal Property Security Act of British Columbia and all regulations thereunder as amended from time to time;

b. "Collateral" has the meaning set out in Section 2.01 hereof and any reference to Collateral shall, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof; and

c. "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, shall apply and be binding upon each of them severally.

16.02 Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

16.03 The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision.

16.04 This Agreement shall be governed in accordance with the laws of the Province of British Columbia.


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16.05 The Debtor has requested that this agreement and all related  documents be drawn up in the English language with which request the Creditor agrees. Le Debtor a demande que le present contrat ainsi que toute la documentation d'accompagnement soient rediges en anglais, requete a laquelle le Creditor consent.

ARTICLE 17  RECEIPT OF COPY

17.01 The Debtor hereby acknowledges receipt of a copy of this Agreement.

ARTICLE 18  ENUREMENT

18.01 This Agreement benefits the Creditor, its successors and assigns and binds the Debtor and its heirs, executors, personal representatives, successors and assigns.

ARTICLE 19  FURTHER ASSURANCES

19.01 The Debtor will from time to time immediately upon request by the Creditor take such action (including among other things the signing and delivery of financing statements and financing change statement, other schedules, documents or listings describing property included in the Collateral, further assignments and other documents, and the registration of this Agreement or any other encumbrance against any of the Debtor's property, real or personal) as the Creditor may consider necessary to give effect to this Agreement. The Debtor irrevocably appoints the Creditor as the Debtor's attorney (with full powers of substitution and delegation) to sign, upon an event of default occurring as described in this Agreement, all documents required to give effect to this Article.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement effective the day and year first above written.


SIGNED, SEALED AND DELIVERED by      )        iQ POWER TECHNOLOGY INC.
iQ POWER TECHNOLOGY INC.             )
in the presence of:                  )        /s/ Greg Sasges
                                     )        -------------------------
/s/ [ILLEGIBLE]                      )        authorized signature
----------------------------         )
Witness                              )        /s/ Russ French
                                     )        -------------------------
708 - 1111 W. Hastings St.           )        authorized signature
----------------------------         )
Address                              )
                                     )
Van. BC V3H 3C9                      )
----------------------------         )
Postal Code                          )

                             SCHEDULE OF COLLATERAL

The Collateral shall include:

a. all of the Debtor's present and after-acquired undertaking and personal property; and

b. all of the Debtor's present and after-acquired real property together with all buildings or improvements placed, installed or erected on any such property, and all fixtures.

The Collateral shall not include any consumer goods of the Debtor or the last day of any term of years reserved by any lease, verbal or written, or any agreement therefrom, now held or hereafter acquired by the Debtor.